UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

OWL ROCK CORE INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition

On August 11, 2022 Owl Rock Core Income Corp. (the “Company”) announced the following financial results as of June 30, 2022:

(all $ amounts in thousands)

Total assets of $8,700,325

Investments at fair value of $8,451,228

Investments in 185 portfolio companies

Total equity of $3,861,396

Cash of $99,894

Net debt-to-equity of 1.19x

No investments on non-accrual or marked below 80%

As of June 30, 2022, excluding certain investments that fall outside the Company’s typical borrower profile, the Company’s portfolio companies representing 85.3% of its total debt portfolio based on fair value, had weighted average annual revenue of $798.4 million and weighted average annual EBITDA of $196.2 million and an average interest coverage of 3.3x.

As of June 30, 2022, the distribution rate on the Company’s Class I shares of common stock was $0.05580000 or 7.54% of June 30, 2022 NAV.

The following table shows the composition of our portfolio on the 1 to 5 rating scale as of June 30, 2022 and December 31, 2021:

	June 30, 2022		December 31, 2021
Investment Rating	Fair Value	Percentage	Fair Value	Percentage
($ in thousands)
1	$123,709	1.5%	$22,380	0.7%
2	8,302,382	98.2%	3,088,498	99.0%
3	16,697	0.2%	9,494	0.3%
4	8,440	0.1%	—	—%
5	—	—%	—	—%

Total	$8,451,228	100.0%	$3,120,372	100.0%

Investments at fair value and amortized cost consisted of the following as of June 30, 2022 and December 31, 2021:

	June 30, 2022		December 31, 2021
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments	$6,934,459	$6,809,423	$2,490,219	$2,491,334
Second-lien senior secured debt investments	946,684	900,730	496,559	498,247
Unsecured debt investments	214,522	201,174	2,164	2,116
Preferred equity investments	422,634	411,936	56,696	56,970
Common equity investments	128,574	127,965	71,259	71,705

Total Investments	$8,646,873	$8,451,228	$3,116,897	$3,120,372

The industry composition of investments based on fair value as of June 30, 2022 was as follows:

Industry
Advertising and media	1.0%
Aerospace and defense	0.4%
Automotive	1.1%
Buildings and real estate	5.2%
Business services	7.5%
Chemicals	1.8%
Consumer products	3.4%
Containers and packaging	4.5%
Distribution	3.4%
Education	2.0%
Energy equipment and services	0.3%
Financial services	4.3%
Food and beverage	7.5%
Healthcare equipment and services	5.4%
Healthcare providers and services	11.2%
Healthcare Technology	6.5%
Household products	2.8%
Human resource support services	1.4%
Infrastructure and environmental services	1.2%
Insurance	7.1%
Internet software and services	11.7%
Leisure and entertainment	1.3%
Manufacturing	2.3%
Professional Services	2.4%
Specialty retail	3.7%
Telecommunications	0.2%
Transportation	0.4%

Based on our Consolidated Statements of Assets and Liabilities as of June 30, 2022, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates on our debt investments (considering interest rate floors for floating rate instruments) assuming each floating rate investment is subject to 3-month LIBOR and there are no changes in our investment and borrowing structure.

($ in millions)	Interest Income	Interest Expense	Net Income (1)
Up 300 basis points	$244.6	$(100.6)	$144.0
Up 200 basis points	$163.1	$(67.1)	$96.0
Up 100 basis points	$81.5	$(33.5)	$48.0
Up 50 basis points	$40.8	$(16.8)	$24.0
Down 50 basis points	$(40.5)	$16.8	$(23.7)
Down 100 basis points	$(81.0)	$33.5	$(47.4)

(1)	Excludes the impact of income based fees.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK CORE INCOME CORP.

Dated: August 11, 2022	By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer